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                                                                     EXHIBIT 5.1


                                 April __, 2000


Asset Investors Corporation
3410 South Galena Street
Suite 210
Denver, Colorado 80231

                           Re: Asset Investors Corporation Registration Statement on Form S-4

Gentlemen:

         We have acted as special counsel to Asset Investors Corporation, a Delaware corporation (the "Company"), in connection with the issuance by the Company of up to 4.224,972 shares (the "Shares") of its Common Stock, par value $.01 per share (the "Common Stock"), in exchange for all of the outstanding common stock, par value $.01 per share, of Commercial Assets. Inc., a Delaware corporation ("CAX") through a merger of CAX with and into the Company (the "Merger"). This opinion is being furnished in accordance with the requirements of Item 601 (b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of(i) the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission (the "Commission") on March, 8, 2000 under the Securities Act of 1933, as amended, (such Registration Statement being hereinafter referred to as the "Registration Statement"); (ii) the Certificate of Incorporation of the Company, as presently in effect; (iii) the form of Amended and Restated Certificate of Incorporation of the Company to be filed prior to the consummation of the Merger, (iv) the By-Laws of the Company, as presently in effect; (v) the Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 31, 1999, by and between the Company and CAX, as amended; (vi) a specimen certificate representing the Common Stock; (vii) the form of certificate of merger to be filed at the effective time of the Merger; and (viii) certain resolutions of the Boards of Directors




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Asset Investors Corporation
March 8, 2000
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of the Company and CAX relating to the Merger. We have also examined originals or copies, certified or otherwise identified to our satisfaction. of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company and CAX, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         We do not express any opinion as to the laws of any jurisdiction other than the Delaware General Corporation Law.

         Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, when the Merger is consummated in accordance with the terms of the Merger Agreement, the issuance of the Shares will have been duly authorized, validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement, In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                Very truly yours,